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                                    FORM 8-K
     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 15, 2003

                             MID-STATE RACEWAY, INC.
                             -----------------------
                           (Exact name of registrant)

New York State                       000-01607                     15-0555258
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(State of Incorporation)             (Commission File)             (IRS EIN)

         P.O. Box 860, Ruth Street, Vernon, New York          13476
         -------------------------------------------          -----
         (Address of principal executive office)              (Zip)

Registrant's telephone number    (315) 829-2201
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Item 4

On December 15, 2003, Mid-State Raceway, Inc. (Registrant) received notice that Urbach Kahn & Werlin LLP, Certified Public Accountants (UK&W), the firm of independent accountants previously engaged as the principal accountants to audit Registrant's financial statements, resigned. The resignation was unilateral and was communicated in a letter to the Registrant dated December 11. UK&W's resignation letter is attached as Exhibit (marked "A"). The letter was supplemented by a letter dated December 19, 2003. A copy of the supplemental letter is attached as Exhibit (marked "B"). The resignation was not requested or prompted by the Registrant.

UK&W's reports on Registrant's financial statements for the past two (2) years contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. No 10k reports have been filed as of this date by registrant for such years.

During Registrant's two (2) most recent fiscal years and the subsequent interim period up to the date of the resignation, there were no disagreements with UK&W of the character described in paragraph (a)(1)(iv) of Regulation S-K, Item 304, and there were no reportable events of the character described in paragraph
(a)(1)(v) of Regulation S-K, Item 304.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        Mid-State Raceway, Inc.
                                                             (Registrant)

Date December 19, 2003                                 /s/ Hoolae Paoa
                                                       ------------------------
                                                       Hoolae Paoa, President